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                                                                    EXHIBIT 11.1



                        NEXSTAR PHARMACEUTICALS, INC.

                      COMPUTATION OF NET LOSS PER SHARE

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
                                              Three Months Ended                  Six Months Ended
                                                   June 30,                           June 30,
                                        -------------------------------    ------------------------------
                                            1997              1996              1997             1996
                                        ------------      ------------      ------------      -----------
Net loss                                $ (8,263,000)     $ (4,040,000)     $(17,984,000)     ($10,333,000)
                                        ============      ============      ============      ===========
Weighted average shares outstanding
    during the period                     26,447,000        26,132,000        26,436,000       25,686,000
                                        ============      ============      ============      ===========

Net loss per common share               $      (0.31)     $      (0.15)     $      (0.68)     $   ( 0.40)
                                        ============      ============      ============      ===========